EXHIBIT 4.9

         THIS WARRANT AND THE SHARES OF COMMON SHARES ISSUED UPON ITS
      EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN
                          SECTION 4 OF THIS WARRANT

Warrant No. 10                                         Number of Shares: 225,000
                                                        (subject to adjustment)
Date of Issuance: October 15, 1996

                   INTELECT COMMUNICATIONS SYSTEMS LIMITED
                        COMMON SHARES PURCHASE WARRANT
                         (Void after October 15, 2001)

Intelect Communications Systems Limited, a Bermuda Company (the "Company), for value received, hereby certifies that Alpine Capital Partners, Inc., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before October 15, 2001 at not later than 5:00 p.m. (Boston, Massachusetts time) 225,000 shares of Commons Shares, $.01 par value per share, of the Company, at an issue price of $7.50 per share. The shares purchasable upon exercise of this Warrant, and the Purchase Price per share (defined below), each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.    EXERCISE.

      (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
EXHIBIT 1 duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency by as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. For purposes hereof, the Purchase Price shall be equal to $7.50 per share.

      (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection l(a) above. At such time, the person or persons whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection
(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

      (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days hereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

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
            (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

            (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise.

2.    ADJUSTMENTS.

      (a) If outstanding shares of the Company's Common Shares shall be subdivided into a greater number of shares or a dividend in Common Shares shall be paid in respect of Common Shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Shares shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

      (b) If there shall occur any capital reorganization or reclassification of the Company's Common Shares (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Shares which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this
Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or proper thereafter deliverable upon the exercise of this Warrant.

      (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set for the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or (b) above.

3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any frachona1 shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value (defined below) per share of Common Shares. For purposes hereof, Fair Market Value shall be determined as follows:

            (i) If the Common Shares are listed on a national securities exchange, the Nasdaq National Market, the NASDAQ system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of the Common Shares shall be deemed be the last reported sale price per share of the Common Shares thereon on the Exercise Date; or, if no such price s reported on such date, such price on the next preceding business day (provided that if no such puce reported on the next preceding business day, the Fair Market Value per share of Common Shares shall be determined pursuant to clause (ii)).

            (ii) If the Common Shares are not listed on a national securities exchange, the Nasdaq National Market the NASDAQ system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of the Common Shares shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Shares (including without limitation a determination for purposes of granting Common Shares options or issuing Common Shares under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shal1 promptly notify the Registered Holder of the Fair Market Value per share of Common Shares. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Shares shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Shares (including without limitation a determination for purposes of granting Common Shares options or issuing Common Shares under an employee benefit plan of the Company), and (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so.

4.    REQUIREMENTS FOR TRANSFER.

      (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

      (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

      (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

      "The securities represented by this certificate have not been :registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

5. NO IMPAIRMENT. The Company will not, by amendment of this charter or the reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.    NOTICES OF RECORD DATE, ETC.        In case:

      (a) the Company shall take a record of the holders of its Common Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, Or to receive any right to subscribe for or purchase any shares of stock of another class or any other securities, or to receive any other right; or

      (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

      (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such divided distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Shares (or such other stock or securities) for securities or other property deliverable upon which reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7. RESERVATION OF SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

8. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (w surety if reasonably required) an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.   TRANSFERS, ETC.

      (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by writ notice to the Company requesting such change.

      (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

      (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the registered Holder of Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

11. NO RIGHTS AS SHARESHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15. GOVERNING LAW. This Warrant will be governed by and construed in accordance w the laws of Bermuda.


                                          INTELECT COMMUNICATIONS
                                                SYSTEMS LIMITED


                                          By:    /S/
                                                 -------------------------------


                                          Title: Chief Financial Officer

ATTEST:

/S/
-------------------------------

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
                                   EXHIBIT I

                                 PURCHASE FORM

To: __________________________                 Dated: ________________________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. _____), hereby irrevocably elects to purchase ________ Common Shares covered by such Warrant. The undersigned herewith makes payment of $__________ representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of $______in lawful money of the United States.

                                           Signature: ________________________

                                             Address: ________________________

                                                      ________________________

                                                      ________________________

                                   EXHIBIT II

                                ASSIGNMENT FORM


      FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. _____) with respect to the number of shares of Common Shares covered hereby set forth below, unto:


NAME OF ASSIGNEE              ADDRESS                            NO. OF SHARES
----------------              -------                            -------------


Dated: ________________________            Signature: ________________________


Dated: ________________________              Witness: ________________________